THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------
Tandy Corporation's 1998 Annual Meeting of Stockholders will be held at the Worthington Hotel, 200 West Second Street, Fort Worth, Texas 76102, on Thursday, May 21, 1998, at 10:00 a.m. To ensure that your shares are voted at the meeting, please compete the proxy card, detach at the perforation and return to the tabulating agent in the enclosed envelope.
--------------------------------------------------------------------------------


                                   DETACH HERE

                                      PROXY

                                TANDY CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 21, 1998

         The undersigned hereby appoints John V. Roach, Jack L. Messman,  Thomas
G. Plaskett and John A. Wilson, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of the Corporation held by the undersigned at the Annual Meeting of Stockholders of Tandy Corporation at Fort Worth, Texas on May 21, 1998, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. If no directions are given, the Proxy will be voted "FOR "
Item 1.

         TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE - NO BOXES NEED TO BE CHECKED.

------------                                                  --------------
SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
      SIDE                                                        SIDE
------------                                                  --------------

                                   DETACH HERE

-------
X       Please mark
        votes as in
        this example
-------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:
         1.  Election of Directors
         Nominees:  James I Cash, Jr., Ronald E. Elmquist,
         Lewis F. Kornfeld, Jr., Jack L. Messman, William G. Morton, Jr., Thomas G. Plaskett, John V. Roach, Leonard Roberts,
         Alfred J. Stein, William E. Tucker, John A. Wilson

                                -------                      -------
                                                FOR                  WITHHELD
                                           ALL NOMINEES              FROM ALL
                                                                     NOMINEES
                                -------                      -------

-------

------- ------------------------------------------------------------------------
         For all nominees except as noted above


                                                                   ------
                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                                   ------


                   Please Sign Exactly as Your Name Appears on This Proxy. Date And Promptly Return This Proxy In The Enclosed Envelope.



Signature: _________________Date: _____ Signature: _________________ Date: ____

                               TANDY CORPORATION
                       100 Throckmorton Street, Suite 1800
                             Fort Worth, Texas 76102



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On May 21, 1998




    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tandy Corporation will be held at the Worthington Hotel, 200 West Second Street, Fort Worth, Texas 76102, on Thursday, May 21, 1998, at 10:00 a.m. for the following purposes:

    (1) To elect directors to serve for the ensuing year and until their respective successors are elected; and

    (2) To transact such other business as may properly come before the meeting and at any resumption of the meeting after adjournment or postponement thereof.

    The transfer books will not be closed. The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, said Annual Meeting and at any resumption of the meeting after adjournment or postponement thereof is the close of business on March 24, 1998.

                                       By Order of the Board of Directors

                                       Mark C. Hill
                                       Vice President, Corporate
Fort Worth, Texas                      Secretary and General Counsel
April 7, 1998

YOU MAY VOTE ON PROPOSALS IN PERSON OR BY PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY IS REVOCABLE AT ANY TIME PRIOR TO BEING VOTED AT THE MEETING BY (A) FILING WITH THE COMPANY, AT OR BEFORE THE ANNUAL MEETING, A WRITTEN NOTICE OF REVOCATION BEARING A LATER DATE THAN THE PROXY, (B) EXECUTING A SUBSEQUENT PROXY RELATING TO THE SAME VOTING SECURITIES AND DELIVERING IT TO THE COMPANY AT OR BEFORE THE ANNUAL MEETING OR (C) ATTENDING THE ANNUAL MEETING, FILING A WRITTEN REVOCATION OF PROXY AND VOTING IN PERSON (ATTENDANCE AT THE ANNUAL MEETING AND VOTING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PROXY).

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                 PROXY STATEMENT
                                TANDY CORPORATION
                       100 Throckmorton Street, Suite 1800
                             Fort Worth, Texas 76102

               ANNUAL MEETING OF STOCKHOLDERS OF TANDY CORPORATION
                      TO BE HELD ON THURSDAY, MAY 21, 1998

    This Proxy Statement is being furnished to stockholders of Tandy Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of record of the Company's voting securities as of the close of business on March 24, 1998 (the "Annual Meeting Record Date"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 21, 1998, at 10:00 a.m. (Central Daylight Savings Time) at the Worthington Hotel, 200 West Second Street, Fort Worth, Texas 76102, and at any resumption of the meeting after adjournment or postponement thereof. This Proxy Statement is first being mailed to the holders of the Company's voting securities on or about April 7, 1998.

                         PURPOSES OF THE ANNUAL MEETING

    At the Annual Meeting, holders of shares of Company securities entitled to vote at the Annual Meeting will be asked to consider and to vote upon the following matters:

    (i) the election of 11 directors of the Company to serve until the next annual meeting of stockholders or until their successors are elected; and

    (ii) such other business as may properly come before the meeting.


    The Board unanimously recommends a vote FOR the election of the Board's nominees for election as directors of the Company. As of the date of this Proxy Statement, the Board knows of no other business to come before the Annual Meeting.

                       VOTING RIGHTS AND PROXY INFORMATION

    Only holders of record of shares of the Company's Common Stock and the Company's Series B TESOP Convertible Preferred Stock (the "TESOP Stock") as of the Annual Meeting Record Date will be entitled to notice of, and to vote at, the Annual Meeting and at any resumption of the Annual Meeting after adjournment or postponement thereof. The holders of shares of Company Common Stock are entitled to one vote per share (a "Common Stock Vote") on any matter which may properly come before the Annual Meeting. The holders of TESOP Stock are entitled to 43.536 Common Stock Votes per share.

    As of the Annual Meeting Record Date, the total number of Common Stock Votes represented by the voting securities of the Company entitled to vote were 106,629,620. Specifically, there were 103,167,986 shares of Company Common Stock outstanding, representing 103,167,986 Common Stock Votes; and 79,512 shares of TESOP Stock outstanding, representing 3,461,634 Common Stock Votes. On August 21, 1997, the Company's Board of Directors declared a two-for-one split of Company Common Stock for stockholders of record at the close of business on August 29, 1997. Unless otherwise specifically stated in this Proxy Statement, all references related to Company Common Stock, previously awarded stock options, restricted stock awards, and any other agreements payable in Company Common Stock reflect the split.

    As of the Annual Meeting Record Date, a total of 79,512 shares of TESOP Stock were held in the Tandy Fund. Each participant in the Tandy Fund is entitled to direct the Tandy Fund Trustee with respect to the voting of the TESOP Stock allocated to his or her account. If a participant does not direct the Tandy Fund Trustee with respect to the voting of the TESOP Stock, the Trustee will vote such securities in the same proportion as other participants who have directed the Trustee with respect to allocated shares. The Trustee will also vote all unallocated TESOP Stock held by the Tandy Fund in such proportion. Also, as of the Annual Meeting Record Date a total of 1,838,552 shares of Restricted Company Common Stock were held by Executive Officers of the Company and RadioShack and Computer City Store Managers. Each holder is entitled to vote each share of Restricted Company Common Stock.

    The presence, either in person or by properly executed proxy, of the holders of a majority of the Common Stock Votes as of the Annual Meeting Record Date is necessary to constitute a quorum at the Annual Meeting. Shares held by holders who are either present in person or represented by proxy who abstain will be treated as present for quorum purposes on all matters.

    The affirmative vote of a plurality of the Common Stock Votes entitled to vote and represented in person or by properly executed proxy at the Annual Meeting is required to approve the election of each of the Company's nominees for election as a director. With respect to the election of directors, shares that abstain will be included in the vote total as withholds (i.e., votes against the Company's nominees for election).

    The affirmative vote of a majority of the Common Stock Votes entitled to vote and represented in person or by properly executed proxy at the Annual Meeting is required to approve all matters other than the election of directors. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. For purposes of determining whether a proposal has received a majority vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial holders of Company Common Stock who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

    All voting securities that are represented at the Annual Meeting by properly executed proxies received by the Corporate Secretary prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's nominees for election as directors of the Company.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same voting securities and delivering it to the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting, filing a written revocation of proxy and voting in person (attendance at the Annual Meeting and voting will not in and of itself constitute a revocation of a proxy).  Any written  notice  revoking a proxy or subsequent  proxies  should be received by mail or other method of delivery or hand delivered to Tandy Corporation, Attention: Ms. Jana Freundlich, Assistant Secretary, 100 Throckmorton Street, Suite 1700, Fort Worth, Texas 76102-2818.

    The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Company Common Stock, Restricted Company Common Stock and TESOP Stock, and will reimburse them for their expenses in so doing. In addition, the Company may engage D.F. King & Co., Inc., for a fee anticipated not to exceed $3,000 plus out-of-pocket expenses, to provide proxy services. Certain directors, officers and other employees of the Company may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.


                               NO APPRAISAL RIGHTS

    Stockholders of the Company will not be entitled to appraisal rights under Delaware corporation law in connection with the vote on the nominees for directors.

                   NOMINEES FOR ELECTION OF COMPANY DIRECTORS

     Eleven persons have been nominated for election as directors of the Company at the Annual Meeting. All nominees are now serving on the Board and all were previously elected by the stockholders except Mr. Elmquist, who was elected by the Board of Directors at its meeting on July 25, 1997. It is the intention of the persons named in the accompanying form of proxy card to vote for the nominees listed below for election as directors of the Company unless authority to so vote is withheld. All nominees have indicated their willingness to serve for the ensuing term. If any nominee is unable or should decline to serve as a director at the date of the Annual Meeting, it is the intention of the persons named in the proxy card to vote for such other person or persons as they in their discretion shall determine.

     The nominees for directors of the Company are listed below:

                                                                A Director
   Name, Age, and Business Experience                          Continuously
         During the Last Five Years                            Since

James I. Cash, Jr. (50)                                         1989
Professor, Harvard University Graduate School of Business Administration.

Ronald E. Elmquist (51)                                         1997
President, Global Food Service - Campbell Soup
Company and Corporate Vice President, Campbell
Soup Company since January, 1994 and Chairman and
Chief Executive Officer, White Swan, Inc.
(food service company)from 1989 to January, 1994.

Lewis F. Kornfeld, Jr. (81)                                     1975
Retired Vice Chairman, Tandy Corporation and Retired President, RadioShack Division.

Jack L. Messman (58)                                            1993
Chairman  and Chief  Executive  Officer,
Union  Pacific  Resources  Group  Inc.
(independent  oil and gas producer),
since October,  1996;  President and Chief
Executive Officer of Union Pacific Resources
Group Inc. (independent oil and gas producer) from May, 1995 to October, 1996 and President and Chief Executive Officer, Union Pacific Resources
Company from 1991 through May, 1995.

                                                                A Director
   Name, Age, and Business Experience                          Continuously
         During the Last Five Years                            Since

William G. Morton, Jr. (61)                                     1987
Chairman and Chief Executive Officer,
Boston Stock Exchange, Inc.

Thomas G. Plaskett (54)                                         1986
Chairman, Greyhound Lines, Inc. (transportation company), since March 1995; Managing Director,
Fox Run Capital Associates since November,  1991;
Business Consultant,  since  November  1991 and
Interim  President  and Chief  Executive
Officer, Greyhound Lines, Inc., August 1994 to November 1994.

John V. Roach (59)                                              1980
Chairman and Chief Executive Officer,
Tandy Corporation; President, Tandy Corporation until January, 1996.

Leonard H. Roberts (49)                                         1997
President, Tandy Corporation since January, 1996;
President, RadioShack Division since July, 1993 and
Chairman and Chief Executive Officer, Shoney's , Inc.
(restaurant  company) from 1990 to July, 1993.

Alfred J. Stein (65)                                            1981
Chairman and Chief Executive Officer,
VLSI Technology, Inc. (manufacturer
of semiconductors).

William E. Tucker (65)                                          1985
Chancellor, Texas Christian University.

John A. Wilson (76)                                             1974
Retired Chairman, President and
Chief Executive Officer, Color Tile, Inc.
(home improvement company).

               INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

   The Board held eight meetings during 1997.

   The current Audit and Compliance Committee members are Messrs. Cash, Elmquist, Plaskett (Chairman), Tucker and Wilson. The functions of this Committee include: reviewing the engagement of the independent accountants; the scope and timing of the audit and certain non-audit services to be rendered by the independent accountants; reviewing with the independent accountants and management the Company's policies and procedures with respect to internal auditing, accounting and financial controls; and reviewing the report of the independent accountants upon completion of its audit. This Committee met three times during 1997.

   The current Executive Committee members are Messrs. Kornfeld, Messman, Roach, Roberts, Stein and Wilson (Chairman). This Committee has the authority to exercise all of the powers of the full Board with certain exceptions relating to major corporate matters. This Committee is available to review with members of management certain areas of the Company's operations and to act in an emergency or on routine matters when it is impractical to assemble the entire Board for a meeting. This Committee met four times during 1997.

     The current Organization and Compensation Committee members are Messrs. Cash, Messman (Chairman), Morton and Plaskett. The principal functions of this Committee are to review and make recommendations to the Board concerning compensation plans, appointments and promotions to official positions, and corporate structure. This Committee also makes grants of stock options and restricted stock to Executive Officers and other employees.
This Committee met eight times during 1997.

   The current Corporate Governance Committee (formerly the Nominating Committee) members are Messrs. Elmquist, Kornfeld, Morton, Tucker and Stein (Chairman). This Committee reviews and makes recommendations to the Board with respect to candidates for directors of the Company, compensation of Board members and assignment of directors to committees of the Board. The Committee administers formal corporate governance policies as promulgated and practiced by the Board. It also reviews and approves or denies requests by corporate officers to serve on the boards of outside companies. This Committee met four times during 1997. Stockholders who wish to nominate persons for election as directors at the 1999 Annual Meeting, which is now scheduled to be held on May 20, 1999, must give notice of their intention to make a nomination in writing to the Corporate Secretary of the Company on or before February 20, 1999. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as director of the Company if so elected.

   All nominees for director, after being elected to office in 1997, attended more than 75% of the meetings of the Board and committees, collectively, of which they were a member.

   Certain of the Company's directors serve on the boards of directors of other publicly held companies as follows: Mr. Cash serves on the boards of Cambridge Technology Partners, Inc.; General Electric Company; Knight Ridder, Inc.; State Street Boston Corporation; Chubb Corporation and WinStar Communications, Inc.; Mr. Messman serves on the boards of Novell, Inc.; Safeguard Scientifics, Inc.; Union Pacific Resources Group Inc.; US Data Corporation and Cambridge Technology Partners, Inc.; Mr. Morton serves on the boards of 12 funds managed by Morgan Stanley Asset Management, Inc.; Mr. Plaskett serves on the boards of Greyhound Lines, Inc.; and Smart & Final Inc.; Messrs. Roach and Tucker serve on the board of Justin Industries, Inc.; and Mr. Stein serves on the boards of VLSI Technology, Inc. and Applied Materials, Inc.


                        STATEMENT ON CORPORATE GOVERNANCE

   The Board of Directors has for many years followed specific policies regarding corporate governance. Consistent with its practice, these policies have been reviewed and revised and updates and amendments have been made to Board policies and procedures when desirable. The Board of Directors has recently determined it to be in the best interest of the Company to incorporate these concepts, policies and procedures into its Statement on Corporate Governance. The material provisions of this Statement on Corporate Governance are included below. To obtain a complete Statement on Corporate Governance, please contact Ms. Jana Freundlich, Assistant Secretary, 100 Throckmorton Street, Suite 1700, Fort Worth, Texas 76102-2818, Telephone (817) 415-3022.

Board Structure and Independence

   The Board of Directors presently consists of eleven members, of whom nine are independent directors. Each of the independent directors, in the opinion of the Board, is independent of management and free from any relationship that would interfere with the exercise of independent judgment, and is eligible to serve as a member of the Audit and Compliance Committee, the Organization and Compensation Committee, and the Corporate Governance Committee under the applicable rules and regulations of the Securities & Exchange Commission, the New York Stock Exchange and the Internal Revenue Service. Only independent directors may serve on these three committees.

     The Company's corporate governance process is the subject of regular review by the Board. Current policies cover a broad range of governance issues.

     The Board conducts an annual evaluation of its structure and performance, including an assessment of the appropriateness and effectiveness of its governance practices.

     Executive sessions are held at the beginning of each Board meeting to permit frank and unstructured discussions concerning governance procedures and items for the Board's agenda between the directors and the Chief Executive Officer.

     The independent directors meet twice annually to evaluate and assess the performance of the Company and its management, including an evaluation of the Chief Executive Officer.

     The Board has established specific selection criteria for membership on the Board and has determined prospective board members should not have a material: conflict of interest, commercial relationship, nor professional services relationship, or potential for any such relationship with the Company.

     The Board, in conjunction with the Corporate Governance Committee, conducts an annual self-assessment of its performance focusing on those areas that the Board and the executive management of the Company believe would improve the Board's effectiveness.

Board Oversight of Management

   The principal functions of the Board include evaluating the performance of the Chief Executive Officer and other Executive Officers. This evaluation process occurs regularly throughout the year in formal and informal ways.

   Additionally, the Board is charged with the responsibility of reviewing and approving the broad strategic and financial objectives of the Company through a collaborative process with executive management. As part of this undertaking, the Board meets annually with executive and operational personnel in an extended meeting to review the long-term strategic goals and plans of the Company.

   All compensation plans of any employee of the Company who is paid in excess of $100,000 per year are reviewed and approved by the Board. The Board believes that compensation plans should be incentive-based and tied directly to the Company's performance. By implementing such incentive-based pay plans, the Board believes that the best interest of all stockholders is being advanced.

   The Board further requires management to annually present formal succession plans so that continuity in the operation of the Company can be maintained in the event of untimely displacement of key management members.

   In fulfilling its role of overseeing management, the Board considers the potential impact of all decisions, first on the Company's stockholders, and then on the Company's employees, customers, suppliers, lenders, and the communities in which the Company operates.


                             DIRECTORS' COMPENSATION

   Directors of the Company who are not full-time employees of the Company or its subsidiaries are paid an annual retainer of $24,000, payable quarterly. Under the Tandy Corporation 1993 Incentive Stock Plan (the "1993 ISP"), each non-employee director also has the right to file prior to May 1 of any year an election to have 50% or 100% of this annual retainer fee paid in shares of Company Common Stock. Each committee chairman receives an additional $2,500 per year. Expenses of attendance at meetings are paid by the Company. Non-employee directors receive an additional $1,000 for each Board meeting attended in person and $500 for each committee meeting attended in person if held more than 24 hours before or after a board meeting. When attendance is by telephone, these meeting fees are reduced to $250.

   Also under the 1993 ISP, which commenced in September 1993 and was amended May 18, 1995, and February 24, 1998, each director automatically is granted non-qualified stock options to purchase 8,000 shares of Company Common Stock on the first business day in September of each year that he or she serves as a director. Each new director also receives a one time grant of an option to purchase 10,000 shares of Company Common Stock on the date they attend their first Board meeting. On September 1, 1997, each non-employee director received an option grant of 8,000 shares under the 1993 ISP. The option exercise price of all options granted directors is set at the fair market value (as defined in the 1993 ISP) of a share of Company Common Stock on the first trading day immediately preceding the date of grant. The options vest in three equal increments on the first, second and third annual anniversaries of the date of grant.

   Under the Tandy Corporation 1997 Incentive Stock Plan (the "1997 ISP"), each director will receive options to purchase 8,000 shares of Company Common Stock during every year that he or she serves as director. Each new director will also receive a one-time grant of an option to purchase 10,000 shares of Company Common Stock on the date he or she attends his or her first Board meeting. No annual grant of 8,000 shares or one time grant of 10,000 shares will be made to directors under both the 1993 ISP and 1997 ISP in the same year, but the Committee may elect from which of the plans (1993 ISP or 1997 ISP) to issue options. The option exercise price will be set at the fair market value (as defined in the 1997 ISP) of a share of Company Common Stock on the first trading day immediately preceding the date of grant. The options will vest in three equal increments on the first, second and third annual anniversaries of the date of grant. All options granted to directors to purchase Company Common Stock under the 1993 ISP and 1997 ISP will be non-qualified stock options.

   Directors' Special Compensation Plan. The Company had previously established a special compensation plan for non-employee directors providing for the payment of benefits following retirement, death or total disability while serving as a director (the "Directors' Plan"). As discussed below, the Directors' Plan was terminated by the Company on December 31, 1997. To qualify for benefits, the Directors' Plan provided that the director must have attained 60 years of age and served as a non-employee director for 60 consecutive months immediately preceding retirement, death or total disability. A retired director agreed to perform consulting services to the Board, its committees and the Company without additional compensation during the period in which benefits are received.

   The Directors' Plan was terminated by the Company on December 31, 1997. Non-employee directors serving as of December 31, 1997, who have attained age 72 years but less than 75 years of age or participants who may otherwise retire under the terms of the Directors' Plan may now elect to receive benefits otherwise payable to them under the terms of the Directors' Plan or receive a lump sum payment in the form of stock units. Participants in the Directors' Plan who are currently receiving benefits will continue to do so subject to the terms of the Directors' Plan. Excluding two current non-employee directors, a memorandum stock account was established for bookkeeping purposes only for each director/participant serving on the Board on December 31, 1997. This account was thereafter credited with a number of stock units based upon a formula utilizing years of service, 66 2/3% of each of the directors retainer fee, a discount factor and the average calendar year 1997 closing price of Company Common stock. These stock accounts were contributed in each director/participant's name to the existing Tandy Corporation Unfunded Deferred Compensation Plan for Directors.

   Unfunded Deferred Compensation Plan for Directors. The Company has established the Tandy Corporation Unfunded Deferred Compensation Plan for Directors (the "Deferred Compensation Plan") for non-employee directors whereby such directors may elect to defer payment of all or a specified part of the fees payable for services rendered to or on behalf of the Company. Annual retainer fees paid in cash or Company Common Stock and meeting fees may be deferred. In addition, the memorandum pension plan stock account established upon the termination of the Directors' Plan shall constitute a separate account under the Deferred Compensation Plan. Under the plan, all deferred fees in cash and interest thereon are held in the general funds of the Company and are credited to such director's account. Interest is credited at the end of each quarter based on the balance in the cash account at the end of the quarter at the rate of 1% below the prime rate as published by The Chase Manhattan Bank in effect from time to time during the quarter. If a director elects to defer payment of retainer fees payable in Company Common Stock in excess of 3 years, the Company will make an additional contribution of 25% in Company Common Stock of the amount deferred. With respect to deferrals and the 25% additional Company contribution, the director may elect to receive deferred fees either in a lump sum on a date specified by him or her, in substantially equal annual installments not exceeding ten payments or if no election is made by the director, then in a lump sum payment 60 days after he or she ceases to be a director. Upon a change in control of the Company, a director will receive any deferred fees and the additional Company contribution in a lump sum.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          OF COMPANY VOTING SECURITIES

   The following table sets forth, as of February 28, 1998, certain information with respect to the beneficial ownership of the Company's voting securities by
(i) each current director of the Company, (ii) the Chief Executive Officer and each of the four most highly compensated current Executive Officers of the Company for the year ended December 31, 1997, (iii) one former Executive Officer of the Company who was classified as a highly compensated Executive Officer at the time of his retirement, (iv) the Company's current directors and officers as a group and (v) persons known to the Company to own beneficially more than 5% of any class of the Company's voting securities, except for the Tandy Fund Trustee, which holds 100% of the outstanding TESOP Stock for the benefit of Tandy Fund participants:

                                                                                 Amount
                                                                               Beneficially             Percent
Title of Class            Name and Title                                          Owned              of Class (8)
------------------ ------ -------------------------------------- ---------- ------------------- --- ----------------
Common Stock              James I. Cash, Jr., Director                               35,667(1)          0.0334

Common Stock              Ronald E. Elmquist, Director                               505(1)(2)          0.0005

Common Stock              Lewis F. Kornfeld, Jr., Director                        36,665(1)(4)          0.0344

Common Stock              Jack L. Messman, Director                                  32,271(1)          0.0303

Common Stock              William G. Morton, Jr., Director                           34,367(1)          0.0322

Common Stock              Thomas G. Plaskett, Director                                6,155(1)          0.0058

Common Stock              John V. Roach, Chairman and                               960,314(3)          0.8068
                            Chief Executive Officer

Common Stock              Leonard H. Roberts, President and                         268,394(3)          0.2517
                            President, RadioShack Division

Common Stock              Alfred J. Stein, Director                                  34,667(1)          0.0325

Common Stock              William E. Tucker, Director                                46,667(1)          0.0438

Common Stock              John A. Wilson, Director                               281,665(1)(4)          0.2642

Common Stock              Dwain H. Hughes, Senior Vice                              112,702(3)          0.1057
                            President and Chief Financial
                          Officer

                                                                                 Amount
                                                                               Beneficially             Percent
Title of Class            Name and Title                                          Owned              of Class (8)
------------------ ------ -------------------------------------- ---------- ------------------- --- ----------------

Common Stock              Robert M. McClure, Senior Vice                            128,404(3)          0.1204
                            President - Tandy Retail Services

Common Stock              Mark C. Hill, Vice President,                               5,659(3)          0.0053
                          Corporate
                            Secretary and General Counsel

Common Stock              Herschel C. Winn, Senior Vice                             247,427(3)          0.2320
                          President
                            and Secretary

Common Stock              Directors and Executive                              2,486,471(4)(5)          2.3319
                             Officers as a group (21 people)

Common Stock              Mellon Bank Corporation                                 5,638,000(6)         5.2875(6)

Common Stock              FMR Corp.                                               8,196,675(7)         7.6871(7)

Common Stock              The Prudential Insurance Company of                     6,494,007(8)         6.0902(8)
                          America

<F1>
(1) Included in the shares beneficially owned for each of the non-employee directors indicated are 26,665 shares of Company Common Stock held by Messrs. Cash, Messman, Stein, and Tucker, 24,665 shares of Company Common Stock held by Messrs. Morton and Wilson, 14,665 shares of Company Common Stock held by Mr. Kornfeld and one share of Company Common Stock held by Mr. Plaskett, subject to currently exercisable options under the Tandy Corporation 1993 Incentive Stock Plan. Each director disclaims beneficial ownership of the shares of Company Common Stock subject to currently exercisable options. Also included in the shares beneficially owned by Messrs. Cash, Elmquist, Messman, Morton, Plaskett, Stein and Tucker are 3,702, 505, 5,802, 3,702, 2,154, 3,702 and 3,702,
respectively, of stock units representing shares of Company Common Stock deferred under the terms of the Company's Unfunded Deferred Compensation Plan for Directors. Each of these directors also disclaims beneficial ownership of the shares of Company Common Stock represented by such stock units.
<F2>
(2) Mr. Elmquist, appointed to the Board of Directors on July 25, 1997, and Messrs. Cash, Messman and Stein, have elected to receive (on a deferred basis) their director retainer fees in Company Common Stock.
<F3>
(3) The amount beneficially owned includes the following shares and the listed individuals have sole voting and investment power over the shares shown except as follows: (a) Mr. Roach disclaims beneficial ownership of 45.9280 shares of TESOP Stock held by the Tandy Fund Trustee, 35,003 shares of Company Common Stock held in the Tandy Employees Supplemental Stock Program ("SUP"), 83,880 shares of Company Common Stock held by the Tandy Fund Trustee, 8,616 stock units representing shares of Company Common Stock under deferred compensation agreements, and 612,500 shares of Company Common Stock subject to currently exercisable options; (b) Mr. Roberts disclaims beneficial ownership of 11.7510 shares of TESOP Stock held by the Tandy Fund Trustee, 10,128 shares of Company Common Stock held in the SUP, 492 shares of Company Common Stock held by the Tandy Fund Trustee, 5,348 stock units representing shares of Company Common Stock under deferred compensation agreements, and 202,040 shares of Company Common Stock subject to currently exercisable options; (c) Mr. Hughes disclaims beneficial ownership of 8.8400 shares of TESOP Stock held by the Tandy Fund Trustee, 1,905 shares of Company Common Stock held in the SUP, 890 shares of Company Common Stock held by the Tandy Fund Trustee, 3,264 stock units representing shares of Company Common Stock under deferred compensation agreements, and 72,850 shares of Company Common Stock subject to currently exercisable options, (d) Mr. McClure disclaims beneficial ownership of 36.4810 shares of TESOP Stock held by the Tandy Fund Trustee, 9,353 shares of Company Common Stock held in the SUP, 7,085 shares of Company Common Stock held by the Tandy Fund Trustee, 1,518 stock units representing shares of Company Common Stock under deferred compensation agreements, and 95,160 shares of Company Common Stock subject to currently exercisable options, (e) Mr. Hill disclaims beneficial ownership of 2,000 shares of restricted Company Common Stock, which are forfeitable, granted under the 1993 ISP and 659 stock units representing shares of Company Common Stock under a deferred compensation agreement, and (f) Mr. Winn, who retired as an executive officer effective July 1, 1997, disclaims beneficial ownership of 36.7990 shares of TESOP Stock held by the Tandy Fund Trustee, 70,343 shares of Company Common Stock held by the Tandy Fund Trustee, and 87,474 shares of Company Common Stock subject to currently exercisable options. All shares held in the SUP are held for the benefit of the participants and such shares are voted by the SUP trustee pursuant to the New York Stock Exchange ("NYSE") rules.
<F4>
(4) All non employee directors have sole voting and investment power over the shares shown except for Messrs. Kornfeld and Wilson. Mr. Kornfeld disclaims beneficial ownership of 11,800 shares of Company Common Stock owned by a trust of which he is the sole beneficiary. Mr. Wilson disclaims beneficial ownership of 255,000 shares of Company Common Stock held in a trust of which he is the trustee.
<F5>
(5)  Includes  shares  beneficially  owned by the 12  Executive  Officers of the
Company as of February 28, 1998; 1,405,988 shares of Company Common Stock subject to currently exercisable options; 3,637 shares of Company Common Stock held in the Tandy Stock Plan (formerly the Tandy Corporation Stock Purchase Program ("SPP")); 216.759 shares of TESOP Stock held in the Tandy Fund; 174,124 shares of Company Common Stock held in the Tandy Fund; and 70,439 shares of Common Stock held in the SUP which shares are voted by the SUP trustee pursuant to NYSE rules. The aggregate share numbers contained in this footnote include the numbers identified in Footnote (1) above. This number also includes shares of Company Common Stock subject to currently exercisable options held by the Directors indicated in footnote (1) and the shares indicated in Footnote (3) above.
<F6>
(6) According to Amendment No. 2 to Form 13G dated January 18, 1996, Mellon Bank Corporation, a holding corporation organized under the laws of the United States, located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, holds sole voting power over 2,193,000 shares, shared voting power over 89,000 shares, sole dispositive power over 2,505,000 shares and shared dispositive power over 295,000 shares of Company Common Stock.
<F7>
(7) According to Amendment No. 3 to Form 13G dated February 14, 1998, FMR Corp., an investment management corporation organized under the laws of the
Commonwealth of Massachusetts, located at 82 Devonshire Street, Boston, Massachusetts 02109, holds sole voting power over 382,075 shares and sole dispositive power over 8,196,675 shares of Company Common Stock.
<F8>
(8) According to Form 13G dated February 10, 1998, The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the state of New Jersey, located at Prudential Plaza, 751 Broad Street, Newark, New Jersey 07102-3777, holds sole voting power over 107,066 shares, shared voting power over 6,360,307 shares, sole dispositive power over 107,066 and shared dispositive power over 6,494,007 shares.
<F9>
(9) No director or Executive Officer beneficially owns Company Common Stock or TESOP Stock in excess of 1% of all of such class of securities issued and outstanding.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, Executive Officers and all persons holding 10% or more of Company Common Stock are required to report their ownership of the Company's securities and any changes in that ownership to the Securities and Exchange Commission and the NYSE. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the year ended December 31, 1997. All of these filing requirements were satisfied by the Company's present directors and Executive Officers except Mr. Stein, who inadvertently failed to report the automatic reinvestment of dividends paid on Company Common Stock by his broker into 105 shares of Company Common Stock. A report reflecting this reinvestment has been filed with the Securities and Exchange Commission and the NYSE and he is now current with his reporting obligations.


                             EXECUTIVE COMPENSATION

    The following table reflects the cash and non-cash compensation attributable to the Chief Executive Officer of the Company, the four other most highly compensated Executive Officers of the Company for the year ending December 31, 1997, and one former Executive Officer of the Company who was classified as a highly compensated Executive Officer at the time of his retirement.



                                  Annual Compensation (1)                    Long-Term Compensation

                   (a)              (b)        (c)        (d)           (f)         (g)          (i)
                 Name and                                           Restricted     Stock      All Other
                Principal          Fiscal    Salary      Bonus      Stock Award   Options    Compensation
                 Position           Year       ($)        ($)        ($)(2)(3)     (#)(4)       ($)(5)
          ----------------------- --------- ---------- ----------- -------------- --------- ---------------
          John V. Roach             1997    $ 770,000  $ 770,000               0  135,000      $64,381
          CEO and                   1996      770,000                          0  150,000      115,919
                                                           0
          Chairman                  1995      735,000    183,339         498,000  170,000      132,603

          Leonard H. Roberts        1997      577,500    306,520         771,250   90,000       57,606
          President, and            1996      550,000                          0  120,000       69,135
                                                           0
          President, RadioShack     1995      500,000   197,693          332,000  100,000       63,309

          Dwain H. Hughes           1997      280,000   222,252          231,375   33,000       30,462
          Senior Vice               1996      240,000                          0   31,900       33,616
                                                           0
          President and CFO         1995      200,000    49,888          145,250   29,000       28,250

          Robert M. McClure         1997      318,300   188,758                0   30,000       35,311
          Senior Vice               1996      309,000                          0   26,400       31,141
                                                           0
          President                 1995      300,000    43,200           62,250   24,000       42,602

          Herschel C. Winn          1997      191,649    84,275                0               191,814
                                                                                     0
          Senior Vice President     1996      321,000                          0   40,000       52,998
                                                           0
          and Secretary (6)         1995      300,500   131,249           62,250   38,000       50,001

          Mark C. Hill              1997      94,492     76,935           77,125   25,000             0
          Vice President,
          Corporate Secretary
          and General Counsel
          (7)

<F1>
(1) Other than restricted stock awards (see #2 below) for the years shown, the named Executive Officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits. The amounts for perquisites and other personal benefits for the named Executive Officers are not shown because the aggregate amount of such compensation, if any, for each of the named Executive Officers during the fiscal year shown does not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such officer.
<F2>
(2) Messrs. Roach, Roberts, Hughes, McClure and Winn were granted awards of restricted stock on January 2, 1996 attributable to their calendar year 1995 performance. Therefore the awards were reported as compensation in 1995. The closing price of a share of Company Common Stock at the end of the last completed fiscal year (1995) prior to the date of grant was $41.50 per share. The awards, granted under the 1993 ISP, were 12,000 shares to Mr. Roach, 8,000 shares to Mr. Roberts, 3,500 shares to Mr. Hughes, and 1,500 shares each to Messrs. McClure and Winn. These shares do not reflect the August 21, 1997, two-for-one split of Company Common Stock. On January 2, 1998, Messrs. Roach, Roberts, Hughes and McClure relinquished the shares of restricted stock that would have vested under this award on January 2, 1998, in exchange for the grant of stock units under separate Deferred Compensation Agreements with the Company.
<F3>
(3) Messrs. Roberts and Hughes were granted awards of restricted stock on May 15, 1997 attributable to their performance. The awards were 20,000 shares to Mr. Roberts and 6,000 shares to Mr. Hughes. Upon employment with the Company, Mr. Hill was granted an award of 2,000 shares of restricted stock on July 25, 1997. The awards of restricted stock vest in equal increments annually on the date of grant over a three year period, provided the named Executive Officer is still employed by the Company. The closing price of a share of Company Common Stock at the end of 1997 was $38.5625
<F4>
(4) Includes all options granted during the year under the 1993 ISP, regardless of whether the options are incentive stock options ("ISOs") or non-statutory stock options ("NSOs"). No stock appreciation rights were granted with these options in 1997.
<F5>
(5) Includes the Company's contributions allocated to the accounts of the Executive Officers participating in the following employee benefit plans: the Tandy Stock Plan; Tandy Fund and the SUP. The applicable amounts allocated in 1997 to the named Executive Officers in the Tandy Stock Plan, Tandy Fund and SUP, respectively, are: $32,313, $2,760, $29,308 for Mr. Roach; $24,644, $3,025,
$29,936 for Mr.  Roberts;  $16,189,  $3,377,  $10,896 for Mr.  Hughes;  $18,341,
$3,622,  $13,347 for Mr. McClure; and $15,445,  $3,270,  $9,964 for Mr. Winn. No
Company contributions were allocated to the account of Mr. Hill. Amounts do not include amounts payable in the event of a change in control of the Company. See "Change in Control Protections." In the case of Mr. Winn, the amount also includes for 1997 $108,669 paid under the "Plans" as hereafter defined, $50,026 paid for consulting fees and $4,440 for individual and group life insurance policies and for health and accident benefits.
<F6>
(6) Mr. Winn retired on July 1, 1997, and received salary and pro-rated bonus payment through that date.
<F7>
(7) Mr. Hill was appointed by the Board on July 25, 1997, as Vice President, Corporate Secretary and General Counsel of the Company. Prior to his appointment, Mr. Hill was a partner at the law firm of Haynes and Boone, LLP, which has and will represent the Company in certain matters in the normal course of business.


                         OPTION GRANTS IN THE LAST YEAR

         During the year ended December 31, 1997, options were granted on October 17, 1997, to the following Executive Officers named in the Executive Compensation table. The potential value of such options at the specified rates of appreciation is shown in the table below. The 1993 ISP provides for the grant of restricted stock awards and stock appreciation rights; however, no stock appreciation rights were granted in 1997. Restricted stock awards were authorized in 1997 and granted on May 15, 1997, to two named Executive Officers and July 25, 1997, to one named Executive Officer.


                                                                               Potential realizable
                                                                        Value at Assumed Annual Rates (2)

        (a)               (b)            (c)             (d)             (e)              (f)              (g)
                                     % of Total       Exercise
Name and                Options    Options Granted     or Base
Type of                 Granted(#)  to Employees        Price         Expiration          5%               10%
Option (1)                         During the Year    ($/Share)          Date             ($)              ($)
-------------------- -- --------- ------------------ ------------ -- ------------- -- ------------ --- -------------
John V. Roach            135,000        13.89          $ 35.1250       10/17/2007      $2,982,141        $7,557,325

Leonard H. Roberts        90,000        9.26             35.1250       10/17/2007       1,988,094         5,038,217

Dwain H. Hughes           33,000        3.39             35.1250       10/17/2007         728,968         1,847,346

Robert M. McClure         30,000        3.09             35.1250       10/17/2007         662,698         1,679,406

Herschel C. Winn               0            0                  0                0               0                 0

Mark C. Hill              20,000        2.06             28.3906       07/25/2007         357,094           904,946
                           5,000        0.51             35.1250       10/17/2007         110,450           279,901

<F1>
(1) All options shown were granted under the 1993 ISP. Generally, no options can be exercised during the 12-month period following the date of grant. ISOs become exercisable as to one-third of the amount of shares on each of the next two annual anniversaries after the date of grant with full vesting on the third annual anniversary date. NSOs become exercisable as to one-fifth of the amount of shares subject to the options on each of the next four annual anniversaries after the date of grant with full vesting on the fifth annual anniversary date. For persons who continue to serve as employees of the Company, ISOs and NSOs expire 10 years from the date of grant under the 1993 ISP. All options were granted at fair market value on the date of grant. The exercise price and any tax withholding may be paid by cash or delivery of already owned shares and cash.
<F2>
(2) The potential gains reported above are net of the option exercise price, but before taxes associated with the exercise. If these gains are achieved, the value of the Company's Common Stock would likewise be increased 5% or 10%, respectively. These gains are calculated based on the stated assumed rates of appreciation each year over the life of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of Company Common Stock, overall market conditions, as well as the option-holder's continued employment through the option expiration date. The amounts reflected in the table may not necessarily be achieved.

          OPTION EXERCISES IN THE LAST YEAR AND YEAR-END OPTION VALUES

    The following table summarizes individual option exercises during the year ended December 31, 1997, by each of the named Executive Officers and the year-end value of the unexercised options. These options were periodically granted between 1985 and 1997.

(a)                         (b)              (c)                       (d)                          (e)
                                                                    Number of                    Value of
                                                                   Unexercised                  Unexercised
                          Shares                                   Options at                  In-The-Money
                        Acquired on                                 Year End                Options at Year-End
                         Exercise           Value                      (#)                        ($)(1)
Name                        (#)           Realized                 Exercisable                  Exercisable
                                             ($)                  Unexercisable                Unexercisable
-------------------- -- ------------ -- -------------- --- ---------------------------- ----------------------------
John V. Roach               251,020       $ 3,713,626           612,500        415,480   $ 11,986,755   $ 4,673,974
Leonard H. Roberts                0                 0           202,040        279,960      3,466,868     3,280,694
Dwain H. Hughes               8,000            94,719            72,850         71,050      1,337,669       680,581
Robert M. McClure            32,584           347,218           143,160         67,200      2,419,573       674,018
Mark C. Hill                      0                 0                 0         25,000              0       212,031
Herschel C. Winn            169,162         2,932,301           152,864              0      2,412,822             0

<F1>
(1) For purposes of calculating whether an option was "In-The-Money", this chart uses the December 31, 1997 average of the high and low trading price (fair market value) for Company Common Stock of $38.22.


                             RETIREMENT COMPENSATION

   The Plans. Under the Salary Continuation Plan for Executive Employees of Tandy Corporation and Subsidiaries ("SCP") established in 1979 and the Officers Deferred Compensation Plan ("DCP") established in 1986 (hereinafter collectively the "Plans"), the Insurance Committee of the Board may select full-time executive employees for participation therein. As of December 31, 1997, a total of 37 executive employees of the Company were participants in one or both of the Plans. The Plans generally provide for the payment of reduced benefits following a participant's early retirement between the ages of 55 and 65, full benefits between the ages of 65 and 70, reduced benefits between the ages of 70 and 75, and for payment of a death benefit to the participant's designated beneficiary in the event of death prior to age 75 during employment. One Executive Officer was a participant under a plan called the Special Compensation Plan No. 1 ("SCP1") which is similar to the DCP except that the SPC1 provides for vesting at 100% at age 65. Another executive employee was a participant under a plan called the Special Compensation Plan No. 2 ("SCP2") which is similar to the DCP except that the SPC2 provides for vesting at the 75% level at age 60 and early retirement commencing at age 60 instead of age 55 as provided in the DCP. Two executive employees participating under the SCP1 and SCP2 retired from the Company during calendar year 1997 and are no longer employed by the Company. All sums due under the Plans are payable in 120 equal monthly installments to the participant or, in the event of death, to his or her beneficiary. The payments are general obligations of the Company that are funded in part by life insurance policies owned by the Company which name the Company as beneficiary.

   Under the Plans, the Insurance Committee determines an amount designated herein as the "Retirement Compensation Amount" for each participant. The amount established by the Insurance Committee does not necessarily bear any relationship to the participant's present compensation, final compensation or years of service. As of December 31, 1997, the benefit payable to participants upon retirement or death during employment is a function of the "Retirement Compensation Amount" and the age of the participant at death or retirement, as set out in the following table:

  Retirement Compensation                                     Annual Benefit
           Amount                                            Age at Date of Retirement or Death
----------------------------- --------------------------------------------------------------------------------
                                      55 (1)               65 to 70               71 (2)           75 (2)
                                      ------               --------        -      ------           ------

       $  100,000                  $  50,000             $ 100,000           $    80,000            $ 0
          212,500                    106,250               212,500               170,000              0
          225,000                    112,500               225,000               180,000              0
          487,500                    243,750               487,500               390,000              0
          650,000                    325,000               650,000               520,000              0

<F1>
(1) Proportionately increases from 50% to 100% between age 55 and age 65. (2) Proportionately decreases from 100% to 0% between age 70 and age 75.

    The Retirement Compensation Amount at death during employment or retirement at age 65 for the Executive Officers listed in the Executive Compensation table at December 31, 1997, would have been as follows:

                                                   SCP                  DCP                 Total
                                       ---------------- -------------------- ---------------------
John V. Roach                                 $ 300,000            $ 350,000            $ 650,000
Leonard H. Roberts                                    0              487,500              487,500
Dwain H. Hughes                                       0              212,500              212,500
Robert M. McClure                                75,000              150,000              225,000
Mark C. Hill                                          0              100,000              100,000
Herschel C. Winn(1)

<F1>
(1) No amounts are furnished for Mr. Winn who retired from the Company on July 1, 1997.

         Special Provisions of the SCP. The SCP provides for payments to be made to certain executive employees in the event of their voluntary or involuntary termination of employment following a Change in Control, as defined in a 1984 letter of amendment to the SCP. In the event that the Company experiences a Change in Control, each executive employee who is subject to such letter amendment becomes immediately vested at the age 65 benefit level for a period of three years and if his or her employment with the Company ceases, whether voluntarily or involuntarily, during this three year period, he or she will receive payments equal to the annual retirement benefit at age 65. Payment is made in 120 equal monthly installments to the participant or to his or her beneficiary.

    Special Provisions of the DCP. The DCP provides that for one year following the occurrence of a Change in Control, as defined in the DCP, it shall not be terminated or amended in any way, nor shall the manner in which the DCP is administered be changed in any way which adversely affects the rights of participants or beneficiaries in the DCP. Upon a Change in Control the provisions of the DCP provide that any benefit due under the DCP shall be (1) offset by any outstanding loan of the participant, and (2) forfeited if the participant engages in any activity that is in competition with the Company. Additionally, in the event of a Change in Control, each participant in the DCP becomes immediately vested at the age 65 benefit level and if the participant's employment is terminated for any reason following a Change in Control, the Company must make a lump-sum payment equal to the present value of the age 65 benefit level discounted for interest only at the Pension Benefit Guaranty Company's Immediate Annuity Rate used to value benefits for single-employer plans terminating on the date that the participant's employment was terminated.

    Retirement Arrangements with Mr. Winn. Mr. Winn retired as an Executive Officer and employee of the Company on July 1, 1997. In connection with his retirement, the Company paid Mr. Winn salary in the amount of $191,641 attributed to the period January 1, 1997, through July 1, 1997, and a bonus of $84,275. In addition, the Company agreed to pay Mr. Winn a total of $200,000 for the two year period commencing July 2, 1997 and ending July 1,1999 in return for his agreement to provide consulting services to the Company. The Company has increased the annual payments due to Mr. Winn under the DCP by $25,000. Under the DCP and SCP Mr. Winn will be entitled to receive $262,500 annually for 10 years of which $108,669 was paid under these plans in 1997. In addition, the Company will continue paying premiums under individual and group life insurance policies until December 14, 2001 in exchange for Mr. Winn's waiving payment that may be otherwise due under the Post Retirement Death Benefit Plan prior to December 15, 2001. The Company will continue to include him and his family in the Company's health and accident insurance plans until July 1, 1999. As is permitted under the 1985 SOP and 1993 ISP, the Company decided to accelerate the exercisability of 48,050 options to acquire Company Common Stock that were not exercisable at the time of his retirement and provide 1,000 shares of previously awarded Company Common Stock free of restrictions.


                          CHANGE IN CONTROL PROTECTIONS

    In addition to the change in control  protections  contained  in the DCP and
SCP,  as  described  above  in  "Retirement   Compensation,"   the  Company  has
implemented the following additional change in control protections.

    Bonus Guarantee Letter Agreements. The Company currently has letter agreements (the "Bonus Guarantee Letter Agreements") with all of the currently serving Executive Officers named in the Executive Compensation table, which provide that, if they are employed by the Company on the date of a "Change in Control" (as defined in the Bonus Guarantee Letter Agreements), then for the fiscal year during which a Change in Control occurs (the "Change in Control Year") they will receive an annual bonus following a Change in Control at least equal to the highest annual bonus paid or payable to them in respect of any of the three full fiscal years ended prior to a Change in Control (i) for the Change in Control Year, provided the Executive Officer remains in the employment of the Company on the last day of the Change in Control Year, and (ii) for the fiscal year ended prior to a Change in Control if the amount of their annual bonus for such year has not yet been determined at the time of the Change in Control. The Bonus Guarantee Letter Agreements have an initial term of 24 months, subject to automatic successive one-year extensions unless written notice not to extend is given by the Company at least 90 days prior to any extension. At December 31, 1997, the Company had issued similar bonus guarantee letters to approximately 38 other officers and employees of the Company providing that in the event of a Change in Control, each such employee would receive a minimum annual bonus following a Change in Control as provided for in such bonus guarantee letters. Assuming a Change in Control occurred on the date of this Proxy Statement; that all of the currently serving named Executive Officers were still employed on that date; and that the currently serving named Executive Officers' employment had terminated on that date, it is estimated that the minimum bonuses payable under the Bonus Guarantee Letter Agreements would be $770,000 for Mr. Roach, $306,500 for Mr. Roberts, $222,252 for Mr. Hughes, $188,758 for Mr. McClure, and $76,935 for Mr. Hill.

    Benefit Protections. The Board has included change in control protections in the Tandy Fund, SUP, Tandy Stock Plan, DCP, Post Retirement Death Benefit Plan ("DBP"), 1985 Stock Option Plan, 1993 ISP, 1997 ISP and several other plans. The DCP and SCP change in control provisions are described above. The Tandy Fund provides that for a period of one year following a "Change in Control," as defined in such plan, the plan may not be terminated or amended in any way that would adversely affect the computation or amount of, or entitlement to, the benefits under the plan. The SUP and Tandy Stock Plan contain similar protections, and also provide that in the event of a "Change in Control," as defined in such plans, the Company may not reduce the level of its contributions to the SUP and Tandy Stock Plan in effect immediately prior to the Change in Control. The Tandy Stock Plan additionally provides that in the event of a Change in Control or a tender offer, other than an issuer tender offer, the Company shall distribute to each participant in the Tandy Stock Plan all Company Common Stock held by the Company which was credited to the participant's account under the Tandy Stock Plan. The change in control provisions of the 1985 SOP, 1993 ISP and 1997 ISP provide that all outstanding options become immediately vested and exercisable in the event of a "Change in Control", as defined in such plans. All of the foregoing are referred to herein as the "Benefit Protections."

    Termination Protection Agreements. As of December 31, 1997, the Company has entered into Termination Protection Agreements ("Agreements") with all of the currently serving Executive Officers named in the Executive Compensation table and four other employees (collectively, the "Executives"). The Agreements (all of which are substantially similar) have an initial term of two years which is automatically extended for successive one-year periods unless terminated by either party. If the employment of any of the Executives is terminated (with certain exceptions) within 24 months following a "Change in Control", as defined in the Agreements, or in certain other instances in connection with a Change in Control, the Executives will be entitled to receive certain cash payments (amounts equal to two times current annual salary and the amount of the bonus guarantee under the Bonus Guarantee Letter Agreement and an amount equal to the contributions that the Company would have made to the Tandy Stock Plan, Tandy Fund and SUP over a 24-month period assuming the foregoing salary and bonus guarantee were used to calculate the Company's contributions), as well as the continuation of fringe benefits (including life insurance, disability, medical, dental and hospitalization benefits) for a period of up to 24 months. Additionally, all restrictions on any outstanding incentive awards, including restricted stock will lapse and such awards will become fully vested, all outstanding stock options will become fully vested and immediately exercisable, and the Company will be required to purchase for cash, on demand, any shares of unrestricted stock and shares purchased upon the exercise of options at the then per-share fair market value.

    The Agreements also provide that the Company shall make an additional "Gross-Up Payment" (as defined in the Agreements) to the Executives to offset fully the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any payment made to any of the Executives arising out of or in connection with the employment of any of the Executives. In addition, the Company will pay all legal fees and related expenses incurred by any of the Executives arising out of employment of any of the Executives or termination of employment under certain circumstances.

    Payments Upon A Change In Control. Assuming a Change in Control occurred on the date of this Proxy Statement; that all of the currently serving named Executive Officers were still employed on that date; and that all of the currently serving named Executive Officers' employment had terminated on that date, the approximate cash payment that would have been made by virtue of all change in control protections implemented by the Company (not including the Gross-Up Payments) to Messrs. Roach, Roberts, Hughes, McClure and Hill would have been approximately $3,557,850; $2,071,655; $1,233,294; $1,189,628; and
$750,984 respectively. The amount of the Gross-Up Payment, if any, to be paid may be substantial and will depend upon numerous factors, including the price per share of Company Common Stock and the extent, if any, that payments or benefits made to the Executives constitute "excess parachute payments" within the meaning of Section 280G of the Code.

    Rabbi Trust. In connection with the Benefit Protections, Bonus Guarantee Letter Agreements, the Termination Protection Agreements, and several other plans and agreements, the Company is authorized to enter into a Rabbi Trust, which is intended to be a grantor trust under Section 671 of the Code. The Rabbi Trust may be funded by the Company at any time but is required to be funded upon a "Threatened Change in Control" or upon a "Change in Control" (as such terms are defined in the Rabbi Trust) in an amount sufficient to provide for the payment of all benefits provided under the Agreements, the Bonus Guarantee Letter Agreements, the DCP and the DBP. The Rabbi Trust will also provide funds for litigation on behalf of the participants in such plans to the extent necessary to ensure their rights thereunder. The Rabbi Trust will be a trust of which the Company, for tax purposes, is the beneficiary and the trust assets, as assets of the Company, will be subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Organization and Compensation Committee (hereafter the "Committee") at December 31, 1997, were James I. Cash, Jr., Jack L. Messman (Chairman), William G. Morton and Thomas G. Plaskett. No member of the Committee was an officer or employee of the Company or its subsidiaries during the year ended December 31, 1997, and none was formerly an officer of the Company or any of its subsidiaries. In addition, no Executive Officer of the Company serves on the board of directors or the compensation committee of another entity where a Committee member is employed.


                                PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on Company Common Stock against the cumulative total return on the S&P Corporate-500 Stock Index and the S&P Retail Composite Stock Index (assuming $100 was invested on December 31, 1992, in Company Common Stock and in the stocks comprising the S&P Corporate-500 Stock Index and the S&P Retail Composite Stock Index and also assuming the reinvestment of all dividends). The S&P Retail Composite Stock Index, as well as the S&P Corporate-500 Stock Index, includes the Company.

    The historical stock price performance of Company Common Stock shown on the graph below is not necessarily indicative of future price performance.

    Any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this graph and this graph shall not otherwise be deemed filed under such Acts. The Company may, however, specifically incorporate this graph by reference in filings under such Acts.

Proxy Graph Coordiantes - EDGAR Filer

                   Dec. 92   Dec. 93   Dec. 94   Dec. 95   Dec. 96   Dec. 97

Tandy Corp.        100.00    169.353   173.662   146.330   157.943   280.500

S&P 500 Index      100.000   110.092   111.545   153.470   188.711   251.676

S&P Retail Stores
Composite Index    100.000    96.261    87.866    98.164   115.865   167.749


    ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Organization and Compensation Committee (the "Committee") is appointed by the Board of Directors and is composed entirely of independent directors. The Committee is responsible for reviewing and recommending compensation policies and programs to the Company's Board of Directors, as well as recommending compensation awards for the Company's senior executives, including the Chief Executive Officer. It makes decisions with respect to grants and awards under the Company's 1993 ISP and 1997 ISP. The following report outlines the Committee's recent action, its philosophy and policies relative to executive compensation, and the basis for specific compensation awards to the Chief Executive Officer attributable to 1997.

    Changes in Compensation Policies. In 1996 and again in 1997, the Committee reviewed compensation practices at similar companies to determine what would constitute competitive levels of compensation for officers and key employees. It took into account the relative size of the other companies as well as the nature of their businesses. The Committee in 1996 also undertook a three year plan to adjust the base salaries of officers and key employees to competitive market levels. The list of similar retailing and electronics companies that were surveyed by the Committee was reviewed by the Company in conjunction with the Committee. The basis of the selection continues to be a subjective determination of the public companies that are similar to the Company (the "Peer Group"). Some, but not all, of the companies in this Peer Group are included in the S&P Retail Composite Index that is charted in the Performance Graph included in this Proxy Statement.

    Compensation Philosophy and Overall Objectives. The overall objective of the executive compensation program of the Committee is to encourage and reward enhancement of stockholder value, which is best accomplished by linking the financial interests of the Company's key executives closely to the financial interests of the Company's stockholders. Further, the Committee believes that the Company's overall executive compensation program should continue to be a balanced plan that will: (i) motivate executives toward effective long-term management of the Company through prudent use of stock programs that focus management attention on increasing stockholder value; (ii) reward effective ongoing management of Company operations through annual performance incentives tied to increased levels of Company and business unit performance; and (iii) attract and retain key executives through competitive salary and incentive plans.

    Base Salary. The Company's executive compensation program is designed to include a competitive base salary and an annual bonus tied to appropriate performance goals and objectives. The amounts of base salary increases in January 1997 and 1998, were based on a review of pay practices of similar companies, as well as the Executive Officers' past performance and an assessment of his or her ability to contribute to the Company's progress. In addition, the base salary increases continue the Committee's three year plan to adjust officers and key employees salaries to competitive market levels. The Committee expects that increases in future years will be based on these same factors.

    Annual Incentive Bonus. In general, the Company's 1997 bonus program for the Chief Executive Officer ("CEO") and all other named Executive Officers was based on a formula that relied on the following objective performance measures: the increase in the Company's operating income (before income taxes) over the previous year; the increase in the Company's earnings per share over the previous year; the increase in the Company's share price during 1997 over 1996's share price; and the Company's stock price performance in relation to a similar group of other companies. Under the formula, improvements in operating income (before income taxes) receive the most weight and earnings per share receives more weight than stock price performance. This similar group of other companies selected by the Committee includes all companies in the S&P Retail Composite Index that is charted in this Proxy Statement. (See "Performance Graph"). Two named Executive Officers (other than the CEO) had an additional performance measure related to the income for the division for which each was responsible.

    The bonus formulas for five of the named Executive Officers including the CEO are subject to a maximum equal to 100% of the Officer's base salary, while the bonus formula for a sixth named Executive Officer is subject to a maximum of 80% of his base salary. Under this formula program, there are no guaranteed bonuses. In the case of all of the named Executive Officers, the objective measures in the formula bonus program were required to exceed specified thresholds before any formula bonus was payable. Since this did occur, bonuses for 1997 were awarded and paid in 1998 to the named Executive Officers.

    Long Term Incentives. In 1997, the Committee granted an aggregate of 962,200 stock options to 280 employees under the 1993 ISP, including all of the currently serving named Executive Officers. The amount of options granted to particular officers was determined by the Committee based on its evaluation of the individual's performance following consultation with the Chief Executive Officer. Two named Executive Officers received 26,000 shares of restricted stock under the 1993 ISP, such awards being related to performance, and 2,000 shares were granted to one named Executive Officer relating to his initial employment by the Company. These restricted stock awards vest as to one-third of the shares on each of the first three annual anniversary dates following the May 15, 1997 grant date for the two named Executive Officers and the July 25, 1997 grant date for one named Executive Officer who is a new employee. In an effort to increase retail store manager compensation and to retain well trained store management, the Company granted as of February 1, 1997, under the 1993 ISP, an aggregate of approximately 2,041,200 restricted stock awards of 400 shares each to RadioShack store managers and restricted stock awards of 800 shares each to Computer City store managers. In order to complete the February 1, 1997 award of restricted stock to RadioShack store managers, an additional 324,750 shares of restricted stock were granted as of February 1, 1998, under the 1997 ISP, to approximately 1,299 RadioShack store managers who did not receive in 1997 restricted stock awards under the 1993 ISP.

    The 1993 ISP also permits the Company to grant other stock-based awards, such as performance shares and stock appreciation rights, in amounts determined by the Committee, subject to the restrictions under the 1993 ISP. Under the 1997 ISP plan approved by stockholders in 1997, which is similar to the 1993 ISP, the Company may also grant various types of other stock-based awards, including options, performance shares and performance units, to eligible participants in amounts to be determined by the Committee, subject to the restrictions set forth in the plan.

    The Committee believes that stock options and other awards, such as restricted stock grants, are very important in motivating and rewarding creation of long-term shareholder value. The Committee periodically has awarded in the past, and plans to award now and in the future, stock options and restricted stock awards based on continuing progress of the Company and improvements in individual performance.

     Compensation of the Chief Executive Officer. For the year ending December 31, 1997, the compensation of the Chief Executive Officer was determined under the compensation plan approved by the Board of Directors in December 1996 and by the stockholders on May 18, 1995. The bonus factors utilized were increases in the Company's operating income (before income taxes) over the previous year; increases in the Company's earning per share over the previous year; increases in the Company's share price during 1997 over 1996's share price and the Company's stock price performance in relation to a similar group of other companies. Mr. Roach was paid bonus attributable to 1997 based on these factors; however he was not awarded any additional restricted stock in 1997. Mr. Roach was paid a base salary of $770,000 for the years 1996 and 1997 and will be paid a base salary of $810,000 in 1998. Mr. Roach was paid a bonus of $770,000 based on the objective measures in his formula bonus program for 1997. The Committee awarded a total of 135,000 stock options to Mr. Roach in October 1997 at the same time other executives received stock options. The award was based on the Committee's subjective assessment of the Company's performance and after reviewing competitive data.

    Compliance with Section 162(m). In general, it is the Committee's policy to structure the compensation paid to the Chairman and CEO so that it will qualify for deductibility under Section 162(m) of the Internal Revenue Code. Also, the Committee designated a maximum number of options and awards that may be awarded to any one individual under the 1997 ISP, in order to qualify for deductibility under Section 162(m). In appropriate circumstances, however, when necessary to achieve its overall objective of rewarding effective management, the Committee may approve compensation packages which include payments that may not be deductible under Section 162(m).

                     Organization and Compensation Committee

        Jack L. Messman, Chairman                            James I. Cash, Jr.
        William G. Morton                                    Thomas G. Plaskett



                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During the year ended December 31, 1997, the Company paid approximately $363,064 to Texas Christian University ("TCU"), of which Dr. Tucker is the Chancellor, for administering the Tandy Technology Scholars Program and for various TCU scholarship funds, the English Language Learning Center, advertisements, tickets, seminars, contributions through the Company's matching gift program and amounts paid for TCU promotional items sold though the "Fort Worth Store" in the Fort Worth Outlet Mall, which is operated by the Company.

                             INDEPENDENT ACCOUNTANTS

    The Board has selected Price Waterhouse, which has audited the Company's books annually since 1899, as independent accountants for 1998. Representatives of Price Waterhouse are expected to be present at the Annual Meeting with an opportunity to make a statement and/or respond to appropriate questions.

                STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

   In order for proposals of stockholders to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders of the Company, which is now scheduled to be held on May 20, 1999, such proposals must be received by the Corporate Secretary of the Company by December 8, 1998.


                                  ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended December 31, 1997, is being mailed to stockholders with this Proxy Statement. Stockholders who do not receive a copy of such Annual Report may obtain a copy without charge by writing or calling Shareholder Services, Tandy Corporation, 100 Throckmorton Street, Suite 1700, Fort Worth, Texas 76102-2818, telephone number 817-415-3022.


                                  OTHER MATTERS

    As of the date of this Proxy Statement, management of the Company has no knowledge of any other business to be presented to the meeting. If other business is properly brought before the meeting, the persons named in the Proxy will vote according to their discretion.


                                                            TANDY CORPORATION



                                                             Fort Worth, Texas
April 7, 1998